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                                                                      Exhibit 15



Board of Directors and Shareholders
Provident Companies, Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108, Form S-8 No. 33-62231 and Form S-
8 No. 333-40219) of Provident Companies, Inc. pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Option Plan of 1994, the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995, the Provident Life and Accident Insurance Company Management Incentive Compensation Plan of 1994 and The Paul Revere Savings Plan, and in the Registration Statement (Form S-3 No. 333-17849) of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock of our report dated November 10, 1998 relating to the unaudited condensed consolidated interim financial statements of Provident Companies, Inc. which is included in its Form 10-Q for the quarter ended September 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                         ERNST & YOUNG LLP


Chattanooga, Tennessee
November 10, 1998